EXHIBIT 19.1






    The Financial Statements for the 1991 Thrift Incentive Stock
      Purchase Plan for Employees of Cullen/Frost Bankers, Inc.




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1991 Thrift Incentive Stock Purchase Plan for Employees of
Cullen/Frost Bankers, Inc.

Financial Statements for the Years Ended December 31, 1999, 1998, and 1997 with Report of Independent Auditors

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                     1991 Thrift Incentive Stock Purchase Plan
                     for Employees of Cullen/Frost Bankers, Inc.

                                Financial Statements


                     Years Ended December 31, 1999, 1998, and 1997




                                    Contents

Report of Independent Auditors...........................................1


Financial Statements

Statements of Net Assets Available for Benefits .........................2
Statements of Changes in Net Assets Available for Benefits ..............3
Notes to Financial Statements ...........................................4

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                           Report of Independent Auditors



Compensation and Benefits Committee of
   Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 1999 and 1998, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                   /s/   ERNST & YOUNG LLP

San Antonio, Texas
April 3, 2000


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                    1991 Thrift Incentive Stock Purchase Plan
                   for Employees of Cullen/Frost Bankers, Inc.

                 Statements of Net Assets Available for Benefits


                                                    December 31
                                             1999                 1998
                                     ---------------------------------------
Assets                                  $           -      $            -

Liabilities                                         -                   -
                                     ---------------------------------------
Net assets available for benefits       $           -      $            -
                                     =======================================



See accompanying notes.

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                      1991 Thrift Incentive Stock Purchase Plan
                     for Employees of Cullen/Frost Bankers, Inc.

              Statements of Changes in Net Assets Available for Benefits


                                                Year Ended December 31
                                        1999            1998           1997
                                      ------------------------------------------
Additions:
   Employer contributions            $  83,456      $ 860,411    $    745,341
   Employee contributions               83,456         52,164          36,317
   Dividend income                         743          9,561           9,390
   Interest income                         142            560             645
   Gain on sale of investments              22             42             815
   (Depreciation) appreciation in fair
      value of investments              (7,727)        (5,749)        326,766
                                      ------------------------------------------
Total additions                        160,092        916,989       1,119,274

Deductions:
   Benefit payments                    160,092        916,989       1,119,274
                                      ------------------------------------------
Total deductions                       160,092        916,989       1,119,274

Net assets available for benefits at
   beginning of year                         -              -               -
                                      ------------------------------------------
Net assets available for benefits at
   end of year                        $      -      $       -     $         -
                                      ==========================================



See accompanying notes.

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                     1991 Thrift Incentive Stock Purchase Plan
                    for Employees of Cullen/Frost Bankers, Inc.

                          Notes to Financial Statements




1.  Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting. Participating entities include: Cullen/Frost Bankers, Inc.
(CFBI); Frost National Bank; Frost Securities, Inc.; and United States National Bank, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute gains and losses on the sale of investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The Plan, amended and restated on January 1, 1991, is a nonqualified contributory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who are restricted on retirement plan contributions by the limitations imposed by Sections 401(a)(11), 401(k), 401(m), 402(g), and 415 of the Internal Revenue Code.

For each plan year, each active participant is eligible to contribute an amount not to exceed the total of:

  i) the amount by which the active participant's 401(k) Plan contributions have been limited by IRS regulations not to exceed the difference between

       a) six percent of the participant's compensation for the respective plan year, and


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                   1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                   Notes to Financial Statements (continued)




2.  Description of the Plan (continued)

         b) the total before- and after-tax contributions allocated under the 401(k) Plan, and

  ii) the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.

For each plan year, the Company makes contributions equal to 100% of the participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants are immediately vested 100% in their accounts which are distributed to them as of the date the distribution is made.

With respect to each plan year, all contributions under the Plan, from both the participants and the Company, are invested in common stock of CFBI.

All assets of the Plan are distributed on an annual basis by the end of each plan year. All assets of the Plan at December 31, 1999 and 1998 have been transferred into Frost National Bank brokerage accounts in the name of the individual participant.

3.  Transactions With Parties-in-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 1999 and 1998, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes.